Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116362, 333-138411, and Post-Effective Amendment No. 1 to Registration Statement Nos. 333-157804, 333-203191, and 333-218287 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Tutor Perini Corporation and subsidiaries (the “Company”) and the effectiveness of Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 27, 2025